EX-10.54

                      INDEMNIFICATION LIMITATION AGREEMENT

                                  BY AND AMONG

                           NU SKIN ENTERPRISES, INC.,

                          NU SKIN UNITED STATES, INC.,

                          NU SKIN INTERNATIONAL, INC.,

                           BIG PLANET HOLDINGS, INC.,

                               NU SKIN USA, INC.,

                                  THE MANAGERS,

                                       AND

             THE STOCKHOLDERS WHO EXECUTE THE SIGNATURE PAGE HERETO

                                  March 8, 1999

                      INDEMNIFICATION LIMITATION AGREEMENT

         This Indemnification Limitation Agreement (this "Agreement") is made and entered into effective as of March 8, 1999 by and among Nu Skin Enterprises, Inc., a Delaware corporation ("Nu Skin Enterprises"), Nu Skin United States,
Inc., a Delaware corporation ("Nu Skin United States"), Nu Skin International, Inc. a Utah corporation ("Nu Skin International"), Big Planet Holdings, Inc., a Delaware corporation ("Big Planet Holdings"), Nu Skin USA, Inc., a Delaware corporation ("Nu Skin USA"), Nathan W. Ricks ("Ricks"), Kevin V. Doman ("Doman"), Richard W. King ("King"), and each of the stockholders who elects to become a party to this Agreement by executing the signature page hereto (each a "Stockholder" and together the "Stockholders"). Ricks, Doman, and King are collectively referred to as the "Managers" and, individually, a "Manager." Each of Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings, Nu Skin USA, Big Planet, the Managers, and the Stockholders is individually referred to herein as a "Party" and together as the "Parties."

                                    RECITALS

         A. WHEREAS, Nu Skin Enterprises, Nu Skin United States, and Nu Skin USA have entered into that certain Asset Purchase Agreement of even date herewith and attached hereto as Exhibit "A" (the "Asset Purchase Agreement") providing for the purchase by Nu Skin Enterprises and Nu Skin United States of certain assets of Nu Skin USA, with a portion of the purchase price for certain of such assets to be deposited into an escrow account (the "Escrow") pursuant to the terms of the Escrow Agreement dated of even date herewith and in the form attached hereto as Exhibit "B" (the "Escrow Agreement"), which Asset Purchase Agreement further provides for the indemnification of Nu Skin Enterprises and Nu Skin United States in connection with the transactions described therein;

         B. WHEREAS, Nu Skin International and Nu Skin USA have entered into that certain Termination Agreement of even date herewith and attached hereto as Exhibit "C" (the "Termination Agreement") providing for the termination of certain licenses and agreements previously entered into by and between Nu Skin USA and various other parties in consideration for the payment of a termination fee;

         C. WHEREAS, Nu Skin Enterprises and the Stockholders contemplate entering into a stock purchase, merger, or similar agreement related to Nu Skin Canada, Inc. (the "Canada Stock Purchase Agreement"), providing for the purchase by Nu Skin Enterprises of the issued and outstanding shares of capital stock of Nu Skin Canada, Inc. or for the merger of Nu Skin Canada, Inc. with Nu Skin Enterprises (or a newly-organized subsidiary of Nu Skin Enterprises), and further providing for the indemnification of Nu Skin Enterprises in connection with the transactions contemplated in the Canada Stock Purchase Agreement;

         D. WHEREAS, Nu Skin Enterprises and the Stockholders contemplate entering into a stock purchase, merger, or similar agreement related to Nu Skin Mexico S.A. de C.V., a Mexico corporation domesticated in Delaware under the name Nu Skin Mexico, Inc. (the "Mexico Stock Purchase Agreement"), providing for the purchase by Nu Skin Enterprises of the issued and outstanding shares of capital stock of Nu Skin Mexico, Inc. or for the merger of Nu Skin Mexico, Inc.
with  Nu  Skin  Enterprises  (or  a   newly-organized   subsidiary  of  Nu  Skin
Enterprises),   and  further  providing  for  the  indemnification  of  Nu  Skin
Enterprises in connection with the transactions contemplated in the Mexico Stock Purchase Agreement;
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         E.  WHEREAS,  Nu  Skin  Enterprises  and the  Stockholders  contemplate entering into a stock purchase, merger, or similar agreement related to Nu Skin Guatemala S.A., a Guatemala corporation domesticated in Delaware under the name Nu Skin Guatemala, Inc. (the "Guatemala Stock Purchase Agreement"), providing for the purchase by Nu Skin Enterprises of the issued and outstanding shares of capital stock of Nu Skin Guatemala, Inc. or for the merger of Nu Skin Guatemala, Inc. with Nu Skin Enterprises (or a newly-organized subsidiary of Nu Skin
Enterprises),   and  further  providing  for  the  indemnification  of  Nu  Skin
Enterprises in connection with the transactions contemplated in the Guatemala Stock Purchase Agreement;

         F. WHEREAS, Nu Skin Enterprises and a subsidiary to be formed by Nu Skin Enterprises are currently negotiating and intend, following the date hereof, to enter into an Agreement and Plan of Merger with Big Planet (the "Merger Agreement") providing for the merger of Big Planet with and into Big Planet Holdings, Inc., a subsidiary of Nu Skin Enterprises ("Big Planet Holdings") in exchange for merger consideration that in part will consist of cash in the amount of approximately $14,500,000 and a promissory note (the "Nu Skin Enterprises Note") in the original principal amount of approximately $14,500,000 payable to Nu Skin USA as the holder of the Preferred Stock of Big Planet;

         G. WHEREAS, the Asset Purchase Agreement, the Termination Agreement, the Canada Stock Purchase Agreement, the Mexico Stock Purchase Agreement, and the Guatemala Stock Purchase Agreement (collectively, the "Transaction Agreements") each contain certain indemnification obligations in favor of Nu Skin Enterprises, Nu Skin United States, or their respective affiliates who are parties to the respective Transaction Agreements including Nu Skin International (the "Affiliate Parties"), and the Parties now desire to agree to certain restrictions and limitations on such indemnification obligations;

         H. WHEREAS, Nu Skin International, Inc., a Utah corporation and subsidiary of Nu Skin Enterprises ("Nu Skin International"), is liable for any judgment that may be entered against the Nu Skin party defendants named in the lawsuit captioned Capone v. Nu Skin Canada, Inc, et al., Civil No. 93-C-2855, pending in the United States District Court, District of Utah, Central Division (the "Capone Lawsuit"), but, pursuant to an Assumption of Liabilities and Indemnification Agreement dated effective December 31, 1997, (the "Assumption Agreement"), entered into by and between Nu Skin International, Inc. and 252nd Shelf Corporation (now known as Nu Skin USA), Nu Skin USA has agreed to indemnify and reimburse Nu Skin International for fifty percent (50%) of any amount that Nu Skin International may become liable for in the Capone Lawsuit; and

         I. WHEREAS, Nu Skin Enterprises, Nu Skin International, and Nu Skin USA intend that Nu Skin International can be reimbursed out of the Escrow pursuant to the Escrow Agreement and may set off against the Nu Skin Enterprises Note and seek indemnification from Nu Skin USA and the Stockholders to the extent Nu Skin International is entitled to reimbursement pursuant to the Assumption Agreement, for Nu Skin USA's fifty percent (50%) of any amount Nu Skin International may become liable for in connection with the Capone Lawsuit.

         NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and obligations set forth below, and as an inducement for Nu Skin Enterprises and the Affiliate Parties to enter into the Transaction Agreements, the Parties agree as follows:

1.       Limits on Indemnification Claims.

         1.1 Limits on Indemnification Claims Brought Against Nu Skin USA Under the Transaction Agreements and the Merger Agreement. Except for claims brought by Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings, or the Affiliate Parties relating to (i) the Stockholders' title to and right to transfer their respective shares of capital stock of Nu Skin Canada, Inc., Nu Skin Mexico, Inc., Nu Skin Guatemala, Inc., and Big Planet, Inc. and Nu Skin USA's title to and right to transfer the assets to be transferred to Nu Skin Enterprises, Nu Skin United States, or their respective affiliates pursuant to the Asset Purchase Agreement or Big Planet's title to its assets, (ii) claims for indemnification based on fraud, or (iii) any indemnification claim for the individual tax liabilities or obligations of any stockholder of Nu Skin USA, Nu Skin Canada, Inc., Nu Skin Mexico S.A. de C.V., (Nu Skin Mexico, Inc.), or Nu Skin Guatemala S.A., (Nu Skin Guatemala, Inc.), no claim for indemnification may be made against the entities referred to in clause 1.1 (iii) above or the Stockholders under the Transaction Agreements or the Merger Agreement by Nu Skin Enterprises, Nu Skin International, Nu Skin United States, Big Planet Holdings, or the Affiliate Parties with respect to an individual claim of liability or damage, unless, and then only to the extent that, the aggregate of all amounts claimed under the Transaction Agreements and the Merger Agreement exceeds the greater of (a) $100,000 or (b) $1,000,000 minus Nu Skin USA's Net Liabilities (as that term is defined in the Asset Purchase Agreement). The indemnification obligations owing to Nu Skin Enterprises, Nu Skin International, Big Planet Holdings, Nu Skin United States, and the Affiliate Parties under the Transaction Agreements and the Merger Agreement (except for those specifically excluded above in this Section 1.1) shall be effective only until the dollar amount paid in respect of indemnification claims brought under and pursuant to any of the Transaction Agreements and/or the Merger Agreement aggregates to an amount equal to $17,500,000; provided, however, that notwithstanding the above provisions of this Section 1.1, (a) all corporate tax liabilities or tax obligations of Nu Skin USA, Big Planet, Inc., Nu Skin Canada, Inc., Nu Skin Mexico S.A. de C.V. (Nu Skin Mexico, Inc.), or Nu Skin Guatemala S.A. (Nu Skin Guatemala, Inc.) (each, a "Corporate Tax Liability") and (b) all liability of Nu Skin USA related to the Capone Lawsuit, are excluded from said $17,500,000 cap; provided further, however, that each Stockholder hereby agrees, in the event Nu Skin USA distributes the Termination Fee (as such term is defined in the Termination Agreement) and the Class A Purchase Price (as such term is defined in the Asset Purchase Agreement), including any remaining portion of the Escrow Amount (as that term is defined in the Escrow Agreement) to the Stockholders or makes any other distributions to the Stockholders, including liquidating distributions, that each Stockholder will severally indemnify Nu Skin Enterprises, Nu Skin International, Nu Skin United States, Big Planet Holdings, and the Affiliate Parties for all of Nu Skin USA's Corporate Tax Liability and liability related to the Capone Lawsuit proportionately based on their relative share ownership of Nu Skin USA. The liability of such Stockholders under the immediately preceding sentence shall be limited to the amount of the distributions of cash and/or property (including any merger consideration received by Nu Skin USA under the Merger Agreement) received by or paid on behalf of such Stockholder from Nu Skin USA following March 1, 1999. Notwithstanding the foregoing, neither Nu Skin Enterprises, Nu Skin International, Nu Skin United States, Big Planet Holdings nor the Affiliate Parties will pursue any claim against the Stockholders for any Corporate Tax Liability or any liability related to the Capone Lawsuit until the Nu Skin Enterprises Note shall have been set off in full and the Escrow Amount shall have been disbursed in full to Nu Skin Enterprises, Nu Skin United States or Nu Skin International. Nothing herein shall release or discharge the Stockholders or Nu Skin USA for any Corporate Tax Liability or liability related to the Capone Lawsuit. Any Corporate Tax Liability or any liability related to the Capone Lawsuit may be paid by delivery of shares of Nu Skin Enterprises Class A Common Stock or Class B Common Stock to Nu Skin Enterprises in an amount equal to the Corporate Tax Liability or the aggregate liability under the Capone Lawsuit, divided by the average closing price of Nu Skin Enterprise's Class A Common Stock on the New York Stock Exchange for the twenty (20) trading days immediately prior to the date on which Nu Skin Enterprises gives notice of such Corporate Tax Liability or liability related to the Capone Lawsuit to the entity responsible for the same. To the extent that indemnification obligations in favor of Nu Skin Enterprises, Nu Skin United States, Nu Skin International, Big Planet Holdings, or the Affiliate Parties under the Transaction Agreements or the Merger Agreement may be unenforceable, Nu Skin USA and the Stockholders shall contribute the maximum amount that they are permitted to contribute under applicable law to the payment and satisfaction of all indemnification claims brought under and pursuant to the Transaction Agreements or the Merger Agreement by Nu Skin Enterprises, Nu Skin International, Big Planet Holdings, Nu Skin United States, or the Affiliate Parties. Amounts owing to Nu Skin Enterprises, Nu Skin International, Big Planet Holdings, Nu Skin United States, or the Affiliate Parties under the Transaction Agreements or the Merger Agreement shall not be reduced or off set by the value of any tax benefits accruing to Nu Skin Enterprises, Nu Skin International, Big Planet Holdings, Nu Skin United States, or the Affiliate Parties as a result of any claim for indemnification or by the amount of any insurance proceeds received by Nu Skin Enterprises, Nu Skin International, Big Planet Holdings, Nu Skin United States, or the Affiliate Parties in connection with any claim for indemnification.

         1.2 Limits on Indemnification Claims Brought Against the Managers Under the Merger Agreement.

              1.2.1 Relevant Merger Agreement Provisions. As set forth in the Merger Agreement, (a) certain options held by Ricks to acquire 3,806,147 shares of the Big Planet Common will be converted into or exchanged for options to purchase shares of Nu Skin Enterprises Class A Common (the "New Ricks Options"),
(b) a total of 815,604 unvested shares of Big Planet Common underlying King's current restricted stock award will be exchanged or converted into restricted stock awards of Nu Skin Enterprises Class A Common (the "New King Restricted Stock Award"), and (c) a total of 305,910 unvested shares of Big Planet Common underlying Doman's current restricted stock award will be exchanged or converted into restricted stock awards of Nu Skin Enterprises Class A Common (the "New Doman Restricted Stock Award"). As set forth in the Merger Agreement and in
Section  1.2.2 below  (subject  to the  limitations  set forth in Section  1.2.2 below), each of the Managers is jointly and severally liable to Big Planet Holdings and Nu Skin Enterprises and has agreed to indemnify Big Planet Holdings and Nu Skin Enterprises for any such indemnification claims for which they may become liable by forfeiting shares of Nu Skin Enterprises Class A Common issuable pursuant to the New Ricks Options, the New King Restricted Stock Award, and the New Doman Restricted Stock Award, as applicable. The Parties hereby acknowledge that, pursuant to the respective grant agreements for the New Ricks Options, the New King Restricted Stock Award, and the New Doman Stock Award to be entered into by them and Nu Skin Enterprises following the date hereof, shares of Nu Skin Enterprises Class A Common issuable thereunder can be forfeited in satisfaction of indemnification obligations of the Managers, as described in Section 1.2.2 below.

              1.2.2 Indemnification; Calculation of Forfeited Shares. Except for indemnification claims brought by Big Planet Holdings or Nu Skin Enterprises relating to or based on (i) fraud, or (ii) the Managers' title to and right to transfer their respective shares of capital stock or options of Big Planet, Inc. pursuant to the Merger Agreement, no claim for indemnification may be made against any Manager under the Merger Agreement by Big Planet Holdings or Nu Skin Enterprises with respect to an individual claim of liability or damage, unless, and then only to the extent that, the aggregate of all amounts claimed under the Merger Agreement exceeds $100,000 (the "Big Planet Indemnification Amount"); provided, however, that in the event the Big Planet Indemnification Amount exceeds $100,000, each of the Managers shall share in such excess pro rata in accordance with their respective Member Allocation Percentage (set forth on Exhibit "D" attached hereto). The number of shares of Nu Skin Enterprises Class A Common that each Manager shall forfeit in the event the Big Planet Indemnification Amount exceeds $100,000 shall be determined as follows: (i) such Manager's Allocation Percentage shall be multiplied by the amount by which the Big Planet Indemnification Amount exceeds $100,000, and that amount shall be divided by (ii) the average closing price of Nu Skin Enterprise's Class A Common Stock on the New York Stock Exchange for the twenty (20) trading days ending February 3, 1999. The result of such calculation is the number of shares of Nu Skin Enterprises Class A Common that each Manager shall forfeit in settlement of the amount by which the Big Planet Indemnification Amount exceeds $100,000. The remaining portion of the Big Planet Indemnification Amount shall be concurrently allocated to and paid by Nu Skin USA pursuant to and in accordance with Section
1.2.1 above. The indemnification obligations of the Managers to Big Planet Holdings and Nu Skin Enterprises under the Merger Agreement and this Section
1.2.2 shall be effective only until the first to occur of (A) the shares of Nu Skin Enterprises Class A Common vest in each Manager (which, as stated in the Merger Agreement, will be in a single installment one (1) year after the Closing Date (as that term is defined in the Merger Agreement)) or (B)(I) in the case of Ricks, fifty percent (50%) of the shares of Nu Skin Enterprises Class A Common underlying the New Ricks Options, and (II) in the case of either King or Doman, one hundred percent (100%) of the shares of Nu Skin Enterprises Class A Common underlying the New King Restricted Stock Award or the New Doman Restricted Stock Award, as applicable, have been forfeited pursuant to this Section 1.2.2. To the extent that indemnification obligations in favor of Big Planet Holdings or Nu Skin Enterprises under the Merger Agreement may be unenforceable, each of the Managers shall contribute and forfeit the maximum number of shares of Nu Skin Enterprises Class A Common (determined as set forth above) as they are permitted to contribute and forfeit under applicable law to the payment and satisfaction of all indemnification claims brought under and pursuant to the Merger Agreement by Big Planet Holdings or Nu Skin Enterprise. Amounts owing to Big Planet Holdings or Nu Skin Enterprises under the Merger Agreement shall not be reduced or off-set by the value of any tax benefits accruing to Big Planet Holdings or Nu Skin Enterprises as a result of any claim for indemnification or by the amount of any insurance proceeds received by Big Planet Holdings or Nu Skin Enterprises in connection with any claim for indemnification.

2. Pursuit of Indemnification Claims. Claims for indemnification brought by Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings or the Affiliate Parties shall be brought in accordance with the terms and conditions of the Transaction Agreements or the Merger Agreement, as applicable. Except as expressly provided in Section 1 above, nothing in this Agreement is intended to limit the scope of the indemnification claims that can be brought under the Transaction Agreements or the Merger Agreement or the manner in which such claims are to be brought under the Transaction Agreements or Merger Agreement by Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings or the Affiliate Parties.

3. Indemnification Assets. To the extent permitted by Section 1 above, Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings and the Affiliate Parties shall have the right to make a claim under the Escrow Agreement against the Escrow Amount for any amounts owing to Nu Skin Enterprises, Big Planet Holdings, Nu Skin United States, or the Affiliate Parties under the Transaction Agreements or the Merger Agreement. Claims for indemnification hereunder that are brought against the Escrow Amount under the Escrow Agreement shall be brought in accordance with the terms and conditions of the Escrow Agreement. In addition, Nu Skin Enterprises for itself or on behalf of Nu Skin United States, Big Planet Holdings or the Affiliate Parties shall be entitled to set-off or recover against any principal or interest payable by it under the Nu Skin Enterprises Note, all amounts owing to Nu Skin Enterprises, Big Planet Holdings, Nu Skin United States, or the Affiliate Parties under the Transaction Agreements or the Merger Agreement. Amounts payable by Nu Skin Enterprises under the Nu Skin Enterprises Note and all amounts (or shares of Nu Skin Enterprises Class A Common Stock or Class B Common Stock substituted at any time for a Stockholder's Allocation Amount (as that term is defined in the Escrow Agreement) held in the Escrow and all interest and earnings on such amounts shall together constitute the "Indemnification Assets." Except for the claims set forth in clauses (i),
(ii), and (iii) of Section 1.1 above and claims for Corporate Tax Liability or liability related to the Capone Lawsuit (which claims are excluded from the effects of the basket and cap provided in Section 1.1 above), the sole remedy of Nu Skin Enterprises, Nu Skin United States, and the Affiliate Parties shall be limited to claims for indemnification pursuant to the Transaction Agreements. In addition, except for claims set forth in clauses (i), (ii), and (iii) of Section
1.1 above and claims for Corporate Tax Liability or liability related to the Capone lawsuit, claims brought by Nu Skin Enterprises, Nu Skin United States, or the Affiliate Parties pursuant to the Transaction Agreements shall be satisfied only from the Indemnification Assets. Except for claims set forth above in clauses (i) and (ii) of Section 1.2.2 (which claims are excluded from the effects of the basket and cap provided in Section 1.2 above), the sole remedy of Nu Skin Enterprises and Big Planet Holdings against the Managers shall be limited to claims for indemnification pursuant to the Merger Agreement. In addition, except for the claims excluded in Section 1.2.2 above, claims brought by Nu Skin Enterprises and Big Planet Holdings against the Managers pursuant to the Merger Agreement shall be satisfied only from those portions of the New Ricks Options, the New King Restricted Stock Award and the New Doman Restricted Stock Award that are forfeitable as provided in Section 1.2.2 above.

4.  Joint and  Several  Obligations.  Subject  to the  limitations  set forth in
Section 1 above, the obligations of Nu Skin USA and the Stockholders shall be joint and several. Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings and the Affiliate Parties shall be entitled to bring claims for indemnification and assert rights against the Indemnification Assets regardless of which Transaction Agreement or Merger Agreement allows for such claims and regardless of the consideration received by either Nu Skin USA or the Stockholders under such Transaction Agreement or Merger Agreement. Nu Skin
Enterprises, Nu Skin United States, Big Planet Holdings, and the Affiliate Parties may pursue their rights against the Indemnification Assets by bringing claims against the Escrow or by Nu Skin Enterprises setting-off amounts owing by it under the Nu Skin Enterprises Note concurrently or sequentially, in any order it desires.

5. Waiver of Subrogation. Nu Skin USA and the Stockholders each hereby waive any right of subrogation they may have with respect to any amounts paid to Nu Skin Enterprises, Nu Skin United States, Big Planet Holdings, or the Affiliate Parties pursuant to the provisions of the Transaction Agreements or the Merger Agreement.

6. Designated Representative of Nu Skin USA and the Stockholders. Each of Nu Skin USA and the Stockholders hereby appoints Keith R. Halls and Steven J. Lund (each such person, whether acting singly or in concert, and any successor or successors being referred to herein as a "Designated Representative") as their legal representative and attorneys-in-fact to do any and all things and execute all documents, instruments, and papers, in NSUSA's and each Stockholder's name, place, and stead, and in any way Nu Skin USA or such Stockholder could do if personally present, in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to (a) amend, cancel, extend, or waive the terms of this Agreement, or any other ancillary documents, instruments, or agreements prepared and entered into in connection with this Agreement; (b) provide any notices required pursuant to this Agreement or any ancillary documents, instruments, or agreements related hereto; (c) act for and on behalf of Nu Skin USA and the Stockholders with respect to claims (including the settlement thereof) arising under this Agreement or any ancillary documents, instruments, or agreements related thereto); and (d) accept, for and on behalf of the Nu Skin USA and the Stockholders, all notices required to be delivered to Nu Skin USA and the Stockholders under this Agreement. In the event that one or both of the Designated Representatives becomes unable or unwilling to continue in his capacity as the Designated Representative Nu Skin USA and the Stockholders, Nu Skin USA and the Stockholders shall appoint a successor designated representative by written notice to Nu Skin Enterprises. Any such successor designated representative shall become and be deemed to be a Designated Representative for purposes of this Agreement. Nu Skin USA and the Stockholders shall be bound by any action taken by either of the Designated Representatives in their capacity thereof. Nu Skin Enterprises, Nu Skin United States, and the Affiliate Parties shall be entitled to rely on, as being binding upon each of Nu Skin USA and the Stockholders, any document, instrument, agreement, or any other paper believed by him, her, or it to be genuine and correct and to have been signed or sent by either of the Designated Representatives. Nu Skin Enterprises, Nu Skin United States, and the Affiliate Parties shall not be liable to Nu Skin USA and the Stockholders for any action taken or omitted to be taken by him, her, or it in such reliance. Copies of any notice given by Nu Skin Enterprises to the Designated Representatives shall be provided to each of the Designated Representatives at the address specified in
Section 7.1 below.

7.       Miscellaneous Provisions.

         7.1 Notice. All notices, requests, demands, and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given (i) on the date of personal delivery or, (ii) provided such notice, request, demand, or communication is actually received by the Party to which it is addressed in the ordinary course of delivery, on the date of (a) deposit in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, (b) delivery by facsimile transmission, or (c) delivery to a nationally-recognized overnight courier service, in each case, addressed as follows, or to such other person or entity as any Party shall designate by written notice to the other in accordance herewith:

If to Nu Skin Enterprises,
Nu Skin United States, or
the Affiliate Parties:                    With a copy to:

Nu Skin Enterprises, Inc.                 LeBoeuf, Lamb, Greene & MacRae, L.L.P.
One Nu Skin Plaza                         1000 Kearns Building
75 West Center Street                     136 South Main Street
Provo, Utah 84601                         Salt Lake City, Utah 84101
Attention:   M. Truman Hunt, Esq.         Attention: Nolan S. Taylor, Esq.
Fax No.: (801) 345-3099                   Fax No.: (801) 359-8256

If to Nu Skin USA or the Stockholders:    With a copy to:

Nu Skin USA, Inc.                         Holland & Hart, L.L.P.
c/o Nu Skin Enterprises, Inc.             215 South State Street, Suite 500
75 West Center Street                     Salt Lake City, Utah 84111
Provo, UT 84601                           Attention: David R. Rudd, Esq.
Attention:   Keith R. Halls               Fax No.: (801) 364-9124
Fax No.: (801) 345-5999

         7.2 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah applicable to contracts entered into and to be performed entirely within such State. With respect to any dispute arising under this Agreement, the Parties consent to the exclusive jurisdiction and venue of the federal and state courts residing in Salt Lake City or Provo, Utah and waive any objection to such venue on the basis of forum non conveniens.

         7.3 Severability. The Parties agree that each provision to this Agreement shall be construed independent of any other provision hereof. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof. This Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.

         7.4 Entire Agreement. This Agreement, together with the Transaction Agreements and all Exhibits and Schedules thereto and hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof. This Agreement, together with the Transaction Agreements and all Exhibits and Schedules thereto and hereto, supersedes all prior written or contemporaneous oral agreements related to the subject matter hereof.

         7.5 Amendment and Modifications. No amendment or other modification to this Agreement shall be binding upon any Party unless executed in writing by all of the Parties.

         7.6 Waiver. No waiver by any Party of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision hereof, whether similar, nor will any waiver constitute a continuing waiver hereunder. No waiver will be binding unless executed in writing by the Party making the waiver.

         7.7 Assignment. Except as provided below, no Party may assign (by operation of law, merger, or otherwise), license, sublicense, or otherwise transfer any of his, her, or its rights or obligations under this Agreement to any other person or entity without obtaining the prior written consent of the other Parties; provided, however, that Nu Skin Enterprise and Nu Skin United States shall each be allowed to assign this Agreement or its rights and obligations hereunder without any prior consent of the other Parties.

         7.8 Captions. All captions in this Agreement are intended solely for the convenience of the Parties and none shall be deemed to affect the meaning and construction of any provision hereof.

         7.9 Cumulative Remedies. No right or remedy conferred upon or reserved to any of the Parties under the terms of this Agreement is intended to be, nor shall it be deemed, exclusive of any other right or remedy provided herein or by law or equity, but each shall be cumulative of every other right or remedy.

         7.10 Binding Effect of Agreement. Except as otherwise specifically provided herein, this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the Parties, and their respective affiliates, successors, and assigns.

         7.11 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, shall confer on any person other than the Parties any rights or remedies under or by virtue of this Agreement except that the Affiliate Parties shall be entitled to the benefits of this Agreement.

         7.12 Counterparts; Enforceability. This Agreement may be executed by facsimile and in counterparts and each taken together shall constitute one and all the same document. Provided that this Agreement has been executed by Nu Skin Enterprises, Nu Skin United States, and Big Planet Holdings, Big Planet, each of the Managers, and each Stockholder who has executed this Agreement is and will be bound by the terms and conditions hereof, and Big Planet, each of the Managers, and each such Stockholder specifically acknowledges and agrees that the failure by Big Planet, any Manager, or any Stockholder to execute this Agreement shall not invalidate or otherwise undermine the enforceability of this Agreement as to each Party who has become a signatory hereto. The Parties also acknowledge and agree that Big Planet and the Managers may not execute this Agreement and become a Party hereto until sometime after the execution hereof by all of the other Parties to this Agreement.

         7.13 No Impact on Transaction Agreements. Except as specifically provided in this Agreement, nothing herein undermines or detracts in any way from any of the respective indemnification provisions contained in any of the Transaction Agreements.

         7.14 Set-Off Rights. Subject to Section 1 above, Nu Skin Enterprises and its affiliates (excluding Nu Skin USA and Big Planet) shall be entitled to set off any amounts due to it or them, as the case may be, under the Transaction Agreements against amounts owing under the Nu skin Enterprises Note (as that term is defined in the Merger Agreement) and against the then current Escrow Amount (as that term is defined in the Escrow Agreement) .

         7.15 Press Releases and Public Announcements. Either Nu Skin Enterprises or Nu Skin United States may issue any press releases or make any public announcements relating to the subject matter of this Agreement after the effective date hereof without the prior written approval of the other Parties. Neither Nu Skin USA nor Big Planet shall issue any press releases or make any public announcements relating to the subject matter of this Agreement without the prior written approval of the other Parties.

         IN WITNESS WHEREOF, the Parties have executed and delivered this Indemnification Limitation Agreement on the date first written above.

NU SKIN ENTERPRISES, INC.                            STOCKHOLDERS:

By:      /s/ Corey B Lindley                         /s/ Blake M. Roney
Name:    Corey B. Lindley                            Blake M. Roney
Its:     Vice President

NU SKIN USA, INC.                                    /s/ Nedra Dee Roney
                                                     Nedra Dee Roney

By:      /s/ Steven J. Lund
Name:    Steven J. Lund                              /s/ Sandra N. Tillotson
Its:                                                 Sandra N. Tillotson

BIG PLANET HOLDINGS, INC.
                                                     /s/ R. Craig Bryson
                                                     R. Craig Bryson
By:      /s/ Corey B Lindley
Name:    Corey B. Lindley
Its:     Vice President                              /s/ Craig S. Tillotson
                                                     Craig S. Tillotson
NU SKIN INTERNATIONAL, INC.

By:      /s/ Corey B Lindley                         /s/ Steven J. Lund
Name:    Corey B. Lindley                            Steven J. Lund
Its:     Vice President

                                                     /s/ Keith R. Halls
THE MANAGERS:                                        Keith R. Halls

/s/ Richard W. King
Richard W. King                                      /s/ Anna Lisa Massaro Halls
                                                     Anna Lisa Massaro Halls

/s/ Nathan W. Ricks
Nathan W. Ricks                                      /s/ Brooke B. Roney
                                                     Brooke B. Roney

/s/ Kevin V. Doman
Kevin V. Doman                                       ---------------------------
                                                     Kirk V. Roney

                                                     /s/ Rick A. Roney
                                                     Rick A. Roney

ATTACHED EXHIBITS:

EXHIBIT "A"  --  ASSET PURCHASE AGREEMENT
EXHIBIT "B"  --  FORM OF ESCROW AGREEMENT
EXHIBIT "C"  --  TERMINATION AGREEMENT
EXHIBIT "D"  --  MEMBER'S OWNERSHIP PERCENTAGES

--- Exhibits will be provide upon request ---